UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 7, 2019

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Cable One, Inc.

(Exact name of registrant as specified in its charter)

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Delaware	1-36863	13-3060083
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

210 E. Earll Drive, Phoenix, Arizona	85012
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (602) 364-6000

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On January 7, 2019, Cable One, Inc. (the “Company”), certain subsidiaries of the Company, CoBank, ACB, as lender, and JPMorgan Chase Bank, N.A., as administrative agent (the “Agent”), entered into Amendment No. 2 (the “Amendment”) to the Amended and Restated Credit Agreement, dated as of May 1, 2017 (as amended from time to time, the “Credit Agreement”), among the Company, the lenders or other financial institutions party thereto and the Agent.

The Amendment amended the Credit Agreement to provide for a new class of incremental term “B” loans in an aggregate principal amount of $250 million (the “Incremental Term B-2 Loans”). The net proceeds from the Incremental Term B-2 Loans were used to finance, in part, the acquisition of Clearwave Communications described below.

The Incremental Term B-2 Loans are obligations of the Company and are guaranteed by the Company’s wholly owned subsidiaries that guarantee the Company’s other obligations under the Credit Agreement. The Incremental Term B-2 Loans are secured, subject to certain exceptions, by substantially all of the assets of the Company and the guarantors.

The Incremental Term B-2 Loans will mature on January 7, 2026. The Incremental Term B-2 Loans may be prepaid at any time without penalty or premium (subject to customary LIBOR breakage provisions). The Incremental Term B-2 Loans will bear interest, at the Company’s option, at a rate per annum determined by reference to either LIBOR or a base rate, in each case plus an applicable interest rate margin. The applicable interest rate margin for a LIBOR-based borrowing of Incremental Term B-2 Loans will be 2.00% and the applicable interest rate margin for a base rate-based borrowing of Incremental Term B-2 Loans will be 1.00%. The Incremental Term B-2 Loans will amortize in equal quarterly installments at a rate (expressed as a percentage of the original principal amount) of 1.00% per annum (subject to customary adjustments in the event of any prepayment), with the balance due upon maturity of the Incremental Term B-2 Loans. The final maturity of the Incremental Term B-2 Loans may be accelerated following an event of default under the Credit Agreement on the terms set forth therein.

Other than with respect to maturity, amortization, prepayment premiums and pricing, the Incremental Term B-2 Loans contain terms that are substantially similar to the Company’s existing term “B” loans under the Credit Agreement.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth above under Item 1.01 is incorporated by reference into this Item 2.03.

Item 8.01	Other Items.

On January 8, 2019, the Company completed the previously announced acquisition of Clearwave Communications, a facilities-based service provider that owns and operates a high-capacity fiber network offering dense regional coverage in Southern Illinois.

Item 9.01	Financial Statements and Exhibits.

Exhibit	Description

10.1

Amendment No. 2, dated as of January 7, 2019, to the Amended and Restated Credit Agreement, dated as of May 1, 2017, among Cable One, Inc., the lenders or other financial institutions party thereto, and JPMorgan Chase Bank, N.A., as administrative agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cable One, Inc.

By:	/s/ Peter N. Witty
	Name:	Peter N. Witty
	Title:	Senior Vice President, General Counsel, and Secretary

Date: January 8, 2019